EXHIBIT 15

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-283970 and 333-283976) of NOVONIX Limited of our report dated February 28, 2025, relating to the financial statements, which appear in this Form 20-F.

/s/ PricewaterhouseCoopers LLP
Brisbane, Australia
February 28, 2025